Exhibit 10.2

E

Amendment to Employment Agreement

Kevin Fox (the “Employee”) and Autoliv, Inc., a Delaware corporation (the “Company”), together referred to as “the Parties”, hereby amend the Employment Agreement dated June 8, 2020 (the “Agreement”).

This amendment (the “Amendment”) to the Agreement is made between the Parties on the date listed on the signature page below.

1.
Role

1.1
As of August 31, 2026, the Employee shall cease to be an executive officer of the Company, cease to be a member of the Executive Management Team of the Company, and shall no longer be deemed a Section 16 officer, PDMR, and Rule 144 Affiliate.

1.2
As of September 1, 2026, the Employee shall become “Executive Senior Advisor to the Chief Executive Officer of the Company” with such duties, responsibilities, and authority as shall be assigned to him by the Chief Executive Officer

2.
Termination Date

2.1 The Agreement shall automatically terminate on February 28, 2027 (the “Termination Date”).

2.2 Until the Termination Date, the Employee shall continue to be paid / provided with the base salary, defined pension contributions, and benefits provided immediately prior to the date of this Amendment.

3.
Short-Term Incentive for 2026

3.1 The Employee’s 2026 Short-Term Incentive shall be paid, if at all, in the first quarter of 2027 based on the actual performance of the Company.

4.
Long-Term Incentive

4.1 The outstanding Long-Term Incentive grants made to the Employee will be treated in accordance with the respective grant agreements and the employment will end on the Termination Date.

5.
Other Payments

5.1 Within a month following the Termination Date, the Employee will be paid an amount equivalent to accrued, but not used, vacation days calculated according to Company rules and legislation.

5.2 The termination of the Agreement shall not trigger any non-competition covenant or other additional payments.

5.3 All other terms and conditions of the Agreement remain unchanged.

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This Amendment has been entered into and is effective as of June 25, 2026.

Employee:

Kevin Fox

The Company:

Mikael Bratt

President and CEO

Petra Albuschus

EVP, Human Resources and Sustainability

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